Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3909

(Name, address and telephone number of agent for service)

Dupont Fabros Technology, L.P.

Dupont Fabros Technology, Inc.

(Issuer with respect to the Securities)

Maryland Maryland	26-0559473 20-8718331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1212 New York Avenue, NW Suite 900 Washington, DC	20005
(Address of Principal Executive Offices)	(Zip Code)

8.50% Senior Notes due 2017

Guarantees of 8.50% Senior Notes

(Title of the Indenture Securities)

ADDITIONAL GUARANTOR REGISTRANTS (1)(2)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification No.
Grizzly Equity LLC	Delaware	20-5853814
Grizzly Ventures LLC	Delaware	20-4744993
Lemur Properties LLC	Delaware	54-2098843
Porpoise Ventures LLC	Delaware	20-3005320
Quill Equity LLC	Delaware	26-0414110
Rhino Equity LLC	Delaware	26-0414185
Tarantula Interests LLC	Delaware	20-8495858
Tarantula Ventures LLC	Delaware	20-8495821
Whale Holdings LLC	Delaware	26-1962238
Whale Interests LLC	Delaware	Not applicable
Whale Ventures LLC	Delaware	20-0410841
Yak Management LLC	Delaware	26-1961985
Yak Interests LLC	Delaware	Not applicable
Xeres Management LLC	Delaware	26-1562612
Xeres Interests LLC	Delaware	26-1562666
Fox Properties LLC	Delaware	26-1277267

(1)	The address and telephone number for each of the additional guarantor registrants is 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, (202) 728-0044.
(2)	The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is Richard A. Montfort, Jr., General Counsel and Secretary of Dupont Fabros Technology, Inc.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th of March, 2010.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 5th 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

Exhibit 7

As of 12/31/2009

($000’s)

12/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,198,904
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond S. Haverstock
Vice President

Date: March 5th 2010